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EXHIBIT 99.3

                                   NEW WORLD
                       COMMUNICATIONS GROUP INCORPORATED
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                   NBC AND NEW WORLD ANNOUNCE CLOSING OF SALE
                         OF SAN DIEGO TV STATION TO NBC


     New York, N.Y. and Atlanta, Ga., November 20, 1996 -- National Broadcasting Company, Inc. and New World Communications Group Incorporated (NASDAQ: NWCG) announced today the completion of the previously announced sale by New World of its San Diego television station (KNSD, Channel 39) to NBC for $225 million plus working capital.

                                    --END--

FOR NEW WORLD: Media Relations: Michael Diamond of New World Communications Group at 310-444-8266. Investor Relations: Gary Fishman at 212-685-6890. FOR
NBC: Paul Rosengren, Communications Manager, Corporate Communications, NBC, at 212-664-2756.